                                                                    EXHIBIT 10.2

                               VOTING AGREEMENT


     VOTING AGREEMENT dated as of March 16, 1999 (this "AGREEMENT") among those shareholders of Global Crossing Ltd, a company formed under the laws of Bermuda ("GLOBAL"), listed on Exhibit A (each a "SHAREHOLDER," and collectively, the "SHAREHOLDERS"), Frontier Corporation, a New York corporation (together with its successors and assigns, "FRONTIER"), and, as to Section 2 only, Global.




     A. Each Shareholder beneficially owns shares of Common Stock, par value $.01 per share, of Global (the "GLOBAL COMMON STOCK") set forth opposite such shareholder's name on Exhibit A. All such shares, together with any other shares of capital stock of Global such Shareholder hereinafter acquires, are referred to as the "SUBJECT SHARES"; PROVIDED that any such share shall cease to be a "Subject Share" from and after the time that such share is transferred pursuant to Section 2 and ceases to be subject to the Voting Documents (as defined below) in accordance with the terms of Section 2.

     B. Global, GCF Acquisition Corp., a New York corporation ("MERGER SUB"), and Frontier are, simultaneously with the execution hereof, entering into an Agreement and Plan of Merger, dated as of March 16, 1999 (the "MERGER AGREEMENT"), providing for, among other things, the merger of Merger Sub with and into Frontier (the "MERGER"). Terms not otherwise defined in this Agreement have the meanings stated in the Merger Agreement.

     C. The Board of Directors of Global has approved an amendment to the Memorandum of Association of Global to increase the number of authorized shares of Global Common Stock and the transactions contemplated by the Merger Agreement including the Merger and the Alternative Merger.

     D. The Shareholders and Frontier desire to enter into this Agreement to provide for, among other things, (1) the obligation of the Shareholders to vote their respective Subject Shares and any other shares of Global Common Stock which each Shareholder has the right to vote at the Global Shareholders Meeting (or an Early Global Meeting) (the "Voting Shares") to approve the Share Issuance, the Global Charter Amendment and, if applicable, the Alternative Merger and (2) certain restrictions on the sale or other transfer of the record ownership or the beneficial ownership, or both, of the Subject Shares by the Shareholders until the termination of this Agreement. This Agreement and all other agreements, instruments and other documents executed and delivered by the Shareholders in connection with this Agreement are collectively referred to as the "VOTING DOCUMENTS."

     E. Each Shareholder acknowledges that Frontier is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if the Shareholders did not enter into this Agreement.

                                   AGREEMENT

          The parties agree as follows:

          SECTION 1.  COVENANTS OF THE SHAREHOLDERS

          (a) VOTING. Until the day following the termination of this Agreement, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court or Bermuda court barring such action, each Shareholder shall do the following:

               (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the shareholders of Global, however called, or in connection with any written consent of the shareholders of Global, so that all Subject Shares and Voting Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

               (2) at each such meeting held before the Effective Time and with respect to each such written consent, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all the Subject Shares held by such Shareholders and all Voting Shares to approve the Share Issuance and the Global Charter Amendment and any action required in furtherance thereof and of the Merger and, if applicable, the Alternative Merger, and against any action which would reasonably be expected to result in a failure of the conditions described in Section 6.3 of the Merger Agreement to be satisfied.

          (b) NO INCONSISTENT AGREEMENTS. Until the day following the termination of this Agreement, each Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Subject Shares which is inconsistent with this Agreement.

          (c) REVIEW OF MERGER AGREEMENT. Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

          SECTION 2. TRANSFER OF SUBJECT SHARES. During the term of this Agreement, each Shareholder shall not transfer record ownership or beneficial ownership, or both, of any Subject Shares except in each case to the extent permitted below and notwithstanding anything else contained herein, at no time will the shares of Global Common Stock subject to this Agreement be less than the Required Global Vote. Each and any Shareholder may transfer record ownership or beneficial ownership, or both, of any Subject Shares, and such shares shall cease to be subject to the Voting Documents; PROVIDED, that (x) if, as a result of such transfer, less than 51% of the Combined Voting Power would be subject to the Voting Documents, then the Person to whom record ownership or beneficial ownership, or both, of such shares shall be transferred shall execute and deliver to Frontier an agreement reason ably acceptable to Frontier by which such transferee agrees that such shares shall be Subject Shares that are subject to the Voting Documents and agrees to be bound by Sections 1, 2 and 4 of this Agreement with respect to such shares, (y) in any event, on the record date for the meeting of the shareholders of Global at which the Share Issuance and the Global Charter Amendment or any other transaction contemplated by the Merger Agreement including, if applicable, the Alternative Merger, shall be presented for their approval or with respect to any written consent in lieu thereof, the Subject Shares shall, in the aggregate, constitute at least 51% of the Combined Voting Power, and (z) such Shareholder complies with the notice provisions and receives notice from Global that such transfer is approved as described below. If a Shareholder (the "Transferring Shareholder") desires to transfer (the "Proposed Transfer") any Subject Shares it should deliver written notice (the "Proposed Transfer Notice") to the Chief Financial Officer or other appropriate official of Global as designated by the Chief Financial Officer (the "Designated Officer") no later than 10:00 a.m. Eastern Time on the day of the Proposed Transfer. The Designated Officer shall within five business days of receipt of the Proposed Transfer Notice use reasonable efforts to approve the transfer ("Transfer Approval") only if the Designated Officer determines that the Proposed Transfer will not cause less than 51% of the Combined Voting Power to be subject to the Voting Documents. When determining whether to approve a Proposed Transfer, in whole or in part, pursuant to the preceding sentence, the Designated Officer shall evaluate the Proposed Transfer Notice on a first come, first serve basis unless more than one

Proposed Transfer Notice is received that proposes to transfer Subject Shares on the same date, in which case, if such Proposed Transfers cannot be approved to the full extent of the Subject Shares covered thereby, but can be approved to a lesser extent, the Designated Officer shall approve such Proposed Transfers based on a pro rata allocation of the Subject Shares comprising such Proposed Transfers. Promptly upon receipt of a Proposed Transfer Notice (but in no event later than two (2) business days prior to the delivery of the Transfer Approval), the Designated Officer shall notify the Chief Financial Officer of Frontier of the Proposed Transfer and provide a calculation showing the percentage of the Combined Voting Power that will be represented by the shares of Global Common Stock subject to the Voting Agreement after giving effect to such Proposed Transfer. If the Designated Officer determines that he or she can grant a Transfer Approval, such Designated Officer shall deliver written notice of such Transfer Approval by facsimile to the Transferring Share holder with a copy to the Chief Financial Officer of Frontier. Notwithstanding the foregoing, in no event shall any Transferring Shareholder be permitted to transfer any Subject Shares (other than in compliance with clause (x)) without receiving a Transfer Approval. For the purposes of this Agreement, the term "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Subject Shares or any interest of any nature in any Subject Shares, including, without limitations, the "beneficial ownership" of such Subject Shares (as determined pursuant to Regulation 13D-G under the Exchange Act).

          Notwithstanding anything set forth in this Agreement to the contrary, and in addition to any restrictions otherwise set forth herein, during the period during which the Average Price is to be determined for purposes of calculating the Exchange Ratio, each Shareholder shall not (and shall not announce an intention to) (1) acquire any Global Common Stock in the open market, (2) sell any shares of Global Common Stock, (3) take any other action prohibited under Regulation M promulgated under the Securities Act or (4) make any announcement which would reason ably be expected to have the effect of resulting in a change in the trading prices of the Global Common Stock.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder severally represents and warrants to Frontier as follows:

          (a)  EXISTENCE AND POWER.  Each Shareholder that is a corpora  tion
(1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation and (2) has all requisite corporate power and authority to execute and deliver each Voting Document to which it is or may become a party.

          (b) AUTHORIZATION; CONTRAVENTION. The execution and delivery by each Shareholder of each Voting Document and the performance by it of its obligations under each Voting Document have, (1) in the case of each Share holder that is a corporation, been duly authorized by all necessary corporate action and (2) do not and will not conflict with or result in a Violation pursuant to, (A) in the case of each Shareholder that is a corporation, any provision of its certificate of incorporation or bylaws, or similar organizational document, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Share holder, the Subject Shares or any of such Shareholder's other properties or assets.

          (c) BINDING EFFECT. Each applicable Voting Document constitutes, or when executed and delivered by each Shareholder will constitute a valid and binding obligation of such Shareholder, enforceable against such Shareholder, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, by general equity principles, (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (d) OWNERSHIP. Each Shareholder is the record owner or beneficial owner of the Subject Shares listed beside its name in Exhibit A, free and clear of liens except with respect to pledges or other liens that such Shareholder would be entitled to effect or create as of the date of this Agreement pursuant to the second sentence of Section 2 and in accordance with the terms thereof.
As of the date of this Agreement, each Shareholder does not own beneficially or of record any equity securities of Global other than the Subject Shares. No Shareholder has appointed or granted any proxy which is still effective with respect to its Subject Shares. Each Shareholder has sole voting power or power to direct the vote of the Global Common Stock set forth beside its name on Exhibit A and on the record date and the date of the Global Shareholders Meeting at which the Share Issuance and the Global Charter Amendment and, if applicable, the Alternative Merger, shall be presented for approval, each Shareholder will have sole voting power or power to direct the vote of all such Shareholder's Subject Shares.

          (e) LITIGATION There is no action, suit, investigation, complaint or other proceeding pending against any Shareholder or, to the knowledge of any Shareholder, threatened against any Shareholder or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under any Voting Document or the performance by any party of its obligations under any Voting Document.

          SECTION 4.  MISCELLANEOUS PROVISIONS.

          (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given to Global and Frontier at its address stated in Section 8.2 of the Merger Agreement and all notices to the Shareholders shall be given at its address in the records of Global or, in each case, at any other address as the party may specify for this purpose by notice to the other parties.

          (b)  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (1) No failure or delay by Frontier in exercising any right, power or privilege under any Voting Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Voting Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

               (2) In view of the uniqueness of the agreements contained in the Voting Documents and the transactions contemplated hereby and thereby and the fact that Frontier would not have an adequate remedy at law for money damages in the event that any obligation under any Voting Document is not performed in accordance with its terms, each of the Shareholders therefore agrees that Frontier shall be entitled to specific enforcement of the terms of each Voting Document in addition to any other remedy to which Frontier may be entitled, at law or in equity.

          (c) AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Voting Document, and no consent to any departure by any of the Shareholders or Frontier from any provision of any Voting Document, shall be effective unless it shall be in writing and signed and delivered by all the Shareholders and Frontier, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          (d)  SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIA  RIES.

               (1) No party shall assign any of its rights or delegate any of its obligations under any Voting Document. Any assignment or delegation in contravention of this Section 4(d) shall be void AB INITIO and shall not relieve the assigning or delegating party of any obliga tion under any Voting Document.

               (2) The provisions of each Voting Document shall be binding upon and inure solely to the benefit of the parties hereto, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

          (e) GOVERNING LAW. Each Voting Document and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

          (f) SEVERABILITY OF PROVISION. If any term or other provi sion of any Voting Document is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of such Voting Document shall nevertheless remain in full force and effect so long as the economic or legal sub stance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify such Voting Document so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          (g) HEADINGS AND REFERENCES. Article and section headings in any Voting Document are included for the convenience of reference only and do not constitute a part of the Voting Document for any other purpose. References to parties, express beneficiaries, articles and sections in any Voting Document are references to parties to or the express beneficiaries and sections of the Voting Document, as the case may be, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.
The use in this Agreement
of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

          (h) ENTIRE AGREEMENT. The Voting Documents embody the entire agreement and understanding of the Shareholders and Frontier, and supersede all prior agreements or understandings, with respect to the subject matters of the Voting Documents.

          (i) SURVIVAL. Except as otherwise specifically provided in any Voting Document, each representation, warranty or covenant of a party contained in any Voting Document shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under any Voting Document.

          (j) SUBMISSION TO JURISDICTION; WAIVERS. Each Share holder and Frontier irrevocably agrees that any legal action or proceeding with respect to any voting document or for recognition and enforcement of any judgment in respect hereto or thereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each Shareholder and Frontier hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. Each Shareholder and Frontier hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to any Voting Document, (a) any claim that it is not personally subject to the jurisdic tion of the above-named courts for any reason other than the failure to serve process in accordance with this
Section 4(j), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) such Voting Document, or the subject matter hereof or thereof, may not be enforced in or by such courts. This

Agreement does not involve less than $250,000 and the parties intend that
Section 5-1401 of the New York General Obligations will apply to this Agreement.

          (k) WAIVER OF JURY TRIAL. Each party, and each express beneficiary of a Voting Document as a condition of its right to enforce or defend any right under or in connection with such Voting Document, waives any right to a trial by jury in any Action to enforce or defend any right under any Voting Document and agrees that any Action shall be tried before a court and not before a jury.

          (l) TERMINATION. Frontier may terminate this Agreement at any time upon written notice to each Shareholder. Unless terminated earlier by Frontier or by mutual agreement of the parties, this Agreement shall terminate upon the first to occur of (i) consummation of the Merger, (ii) the termination of the Merger Agreement pursuant to Section 7.1 thereof or (iii) the full and irrevocable satisfaction of the condition set forth in Section 6.1(a) of the Merger Agreement with respect to both the Merger and the Alternative Merger.

          (m) COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an originals, with the same effect as if all signatures were on the same instrument.


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                               FRONTIER CORPORATION

                               By: /s/ Joseph P. Clayton
                                   ---------------------
                                   Name:  Joseph P. Clayton
                                   Title:  Chief Executive Officer

                                   /s/ Abbott L. Brown
                                   -------------------


                               BROWN LIVING TRUST
                               RIDGESTONE CORP.

                               By: /s/ Abbott L. Brown
                                   -------------------

                                   /s/ Barry Porter
                                   ----------------


                               GALENIGHT CORP.

                               By: /s/ Barry Porter
                                   -----------------


                               CONTINENTAL CASUALTY CORP.
                               CONTINENTAL CASUALTY CORP.
                                 DESIGNATED HIGH YIELD

                               By: /s/ Hillel Weinberger
                                   ---------------------


                               GLOBAL CROSSING TRUST 1998

                               By: /s/ Hillel Weinberger
                                   ---------------------
                                   Hillel Weinberg, as Trustee


                               GLOBAL CROSSING PARTNERS

                               By: /s/ Hillel Weinberger
                                   ---------------------
                                   As general partner


                               CIBC WG ARGOSY MERCHANT FUND 3, LP
                               CIBC WOOD GUNDY CAPITAL (SFC) INC.
                               CO-INVESTMENT MERCHANT FUND, LLC
                               GLOBAL CROSSING LTD., LDC

                               By: /s/ Jay R. Bloom
                                   ----------------

                                   /s/ David L. Lee
                                   ----------------


                               DAVID AND ELLEN LEE FAMILY TRUST

                               By: /s/ David Lee
                                   -------------
                                   David Lee, Trustee

                                               SAN PASQUAL CORP.

                                               By: /s/ David Lee
                                                   -------------

                                                   /s/ Gary Winnick
                                                   ----------------


                                               PACIFIC CAPITAL GROUP

                                               By: /s/ Gary Winnick
                                                   ----------------


                                               GKW UNIFIED HOLDINGS, LLC

                                               By: Pacific Capital Group, Inc.
                                                   Manager
                                               By: /s/ Gary Winnick
                                                   ----------------

                                                   /s/ Lodwrick Cook
                                                   -----------------


                                               MRCo, Inc.

                                               By: /s/ Michael R. Steed
                                                   --------------------


                                               As to Section 2 only
                                               GLOBAL CROSSING LTD.

                                               By: /s/ Thomas J. Casey
                                                   -------------------
                                                   Name:  Thomas J. Casey
                                                   Title:  Vice Chairman

                                   EXHIBIT A



                                                        Post Split Shares

Brown Living Trust                                             3,435,922
Ridgestone Corp.                                               7,765,418
                                                              ----------
Total Abbott L. Brown                                         11,201,340



Barry Porter                                                   6,335,780
Galenight Corp.                                               11,883,968
                                                              ----------
Total Barry Porter                                            18,219,748



Continental Casualty Corp                                     16,795,500
Continental Casualty Corp Designated High Yield               23,279,670
Global Crossing Partners (Hillel Weinberger)                     486,630
Global Crossing Trust 1998 (Hillel Weinberger)                 2,100,000
                                                              ----------
Total Continental Casualty                                    42,661,800



Total CIBC (including CIBC WG Argosy Merchant Fund 3, LP,
 CIBC Wood Gundy Capital (SFC) Inc., Co-Investment
 Merchant Fund, LLC and Global Crossing Ltd., LDC)
                                                              97,026,800





David and Ellen Lee Family Trust                               5,233,234
David L. Lee                                                   4,869,964
San Pasqual Corp.                                              9,900,822
                                                              ----------
Total David Lee                                               20,004,020



GKW Unified Holdings, LLC                                     77,195,744
Pacific Capital Group, Inc.                                   15,993,406
                                                              ----------
Total Gary Winnick                                            93,189,150



Lodwrick Cook                                                  3,580,452


MRCo, Inc.                                                    33,180,260